REINSTATEMENT AGREEMENT


          THIS REINSTATEMENT AGREEMENT (this "Agreement"), dated January 28, 1997, is by and between Varo Inc., a Texas corporation (the "Seller") and Varo Acquisition Corp., a Delaware corporation (the "Purchaser").

RECITALS

          WHEREAS, the Seller, principally through its Electronic Systems Division, is engaged in the business of manufacturing and selling guided missile launcher systems and electric power conversion systems for military and commercial applications (the "Business"); and

          WHEREAS, on September 13, 1996, the Seller and the Purchaser entered into that certain Asset Purchase Agreement (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit A, whereby the Seller agreed to sell and the Purchaser agreed to purchase substantially all the assets of the Business, subject to certain conditions; and

          WHEREAS, Section 15.1(c) of the Purchase Agreement provided to the Seller the right to terminate the Purchase Agreement if the Purchaser had not obtained all financing necessary in order to consummate the transactions contemplated by the Purchase Agreement on or before the date that was 60 days after the date of the Purchase Agreement; and

          WHEREAS, on the date that was 60 days after the date of the Purchase Agreement, the Purchaser had not obtained all financing necessary in order to consummate the transactions contemplated by the Purchase Agreement; and

          WHEREAS, on November 19, 1996, the Seller sent the
Purchaser written notice (the "Termination Notice") of the termination of the Purchase Agreement pursuant to Section
15.1(c) of the Purchase Agreement; and

          WHEREAS, the parties desire to reinstate the terms of the Purchase Agreement, subject to certain amendments described herein, as if the Termination Notice had not been sent by the Sellerr and the Purchase Agreement had not been terminated;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

          1. Reinstatement. The Seller and the Purchaser agree to reinstate the Purchase Agreement and to be bound by its terms, subject to amendments described herein, as if the Termination Notice had not been sent by the Seller and the Purchase Agreement had not been terminated.

          2.   Amendments. The Purchase Agreement, as
reinstated pursuant to Section 1 of this Agreement, shall be amended as follows:
               (a)  The first paragraph or preamble of the
     Purchase Agreement shall be deleted in its entirety and replaced with the following:

                    "THIS ASSET  PURCHASE AGREEMENT (as it
          may be amended from time to time hereafter) together with all such amendments, this `Agreement') dated as of September 13, 1996, is by and between Varo Inc., a Texas Corporation (the "Seller"), and Varo Acquisition Corp., a Delaware corporation (the "Purchaser")."

               (b)  The following definitions contained in
     Section 1.1 of the Purchase Agreement shall be deleted in their entirety: (i) "Closing Balance Sheet," (ii)
     "Closing Net Book Value," (iii) "Final Purchase Price
     Adjustment," (iv) "Interim Period," (v) "Negative
     Adjustment," (vi) "Positive Adjustment," (vii)
     "Preliminary Net Book Value," and (viii) "Preliminary
     Purchase Price Adjustment."

               (c)  The definition of "Arbitrator" in
     Section 1.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                    "`Arbitrator' shall mean Ernst & Young
          LLP or such other arbitrator as may be mutually agreed upon by the Seller and the Purchaser."

               (d)  The following new definition shall be
     added to Section 1.1 of the Purchase Agreement immediately after the definition of "Facility":

                    "`Final Balance Sheet' shall mean the
          balance sheet for the Business as of the last day of the month immediately preceding the Closing Date, adjusted as appropriate in order to reflect any Cash Transactions relating to the Business after the date of such balance sheet. The Final Balance Sheet shall be prepared by the Seller on a basis consistent with the Initial Balance Sheet."

               (e)  Section 3.1 of the Purchase Agreement
     shall be deleted in its entirety and replaced with the following:

                    "3.1 Purchase Price and Payment. The
          aggregate purchase price to be paid by the Purchaser to the Seller for the Purchased Assets and the Assumed Liabilities shall be $12,000,000
          (the "Purchase Price"). Payment of the Purchase
          Price shall be in United States dollars and shall be made no later than 11:30 a.m. (New York City time) on the Closing Date by wire transfer of immediately available funds to the account or accounts designated by the Seller."

               (f)  Section 3.2 of the Purchase Agreement
     shall be deleted in its entirety.

               (g)  Section 3.3 of the Purchase Agreement
     shall be deleted in its entirety.

               (h)  Section 3.4 of the Purchase Agreement
     shall be renumbered Section 3.2 and all references in the Purchase Agreement to Section 3.4 shall be deemed to refer to such section as renumbered.

               (i)  Section 4.3(f) and 4.3(g) of the
     Purchase Agreement shall each be deleted in their entirety and all subsequent clauses of Section 4.3 shall be renumbered as appropriate. All references in the Purchase Agreement to such clauses of Section 4.3 shall be deemed to refer to such clauses as renumbered.

               (j)  Section 4.3 (m) of the Purchase
     Agreement shall be amended to insert the words "and updated representations to conform thereto" after the word "Agreement" and before the words "to provide".

               (k)  The following new clause shall be added
     at the end of Section 4.3 of the Purchase Agreement:

                    "(l) The Final Balance Sheet."

               (l)  The final section of Section 9.1(a) of
     the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                    "The Purchaser shall be solely
          responsible for all compensation accruing, or as accrued on the Final Balance Sheet, or to be paid on or after the Closing Date with respect to the Transferred Employees and for all employment and withholding tax obligations with respect to such compensation."

               (m)  Section 9.2 of the Purchase Agreement
     shall be amended to insert the word "or" after the parenthetical phrase between the words "consulting" and "employment".

               (n)  Section 15.1(c) of the Purchase
     Agreement shall be deleted in its entirety and replaced with the following:

                         "(c) by the Seller if the
          conditions set forth in Section 11.6 is not satisfied on or before February 28, 1997; or"

               (o)  Section 15.1(d) of the Purchase
     Agreement shall be deleted in its entirety and replaced with the following:

                    "(d) by either the Purchaser or the
          Seller if the Closing shall not have occurred on or before April 30, 1997."

          3.   Entire Agreement.   This Agreement and the
Purchase Agreement, as amended (together with the Schedules and Exhibits attached thereto, as they may be amended from and after the date hereof,) contain, and are intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersede any and all previous agreements and understandings between the parties hereto with respect to such matters.

          4.   Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of law principles thereof, and controlling United States federal law.

          5. Notices. All notices and other communications under this Agreement shall be made in accordance with the notice provisions of the Purchase Agreement.

          6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              VARO INC.



                              By: /s/ T. J. Bird
                              Name:T. J. Bird
                              Title:Executive VP, General Counsel &
                                    Secretary



                              VARO ACQUISITION CORP.



                              By: /s/Harry Armon
                              Name:Harry Armon
                              Title:President